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                                                                      EXHIBIT 99


                          TUSCALOOSA BANCSHARES, INC.
                                     PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF TUSCALOOSA BANCSHARES, INC.


         The undersigned shareholder of Tuscaloosa Bancshares, Inc. ("Tuscaloosa Bancshares"), a Louisiana corporation, hereby constitutes and appoints _____________, and _______________, or either of them, proxies of the undersigned, with power of substitution, to represent the undersigned, and to vote all of the shares of Tuscaloosa Bancshares Common Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of Tuscaloosa Bancshares which will be held at the main office of Tuscaloosa Commerce Bank, on October __, 1996, at 12:00 noon (the "Special Meeting"), and at any adjournments or postponements thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH HEREIN.

         The Board of Directors of Tuscaloosa Bancshares recommends that you vote "FOR" approval of the Agreement and Plan of Merger.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY





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PLEASE MARK YOUR CHOICE LIKE
THIS [x]  IN BLUE OR BLACK INK



Item 1. A proposal to approve an Agreement and Plan of Merger, dated as of July 22, 1996 (the "Merger Agreement"), by and among Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty"), Deposit Guaranty Louisiana Corp. ("Deposit Guaranty Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty, and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of Deposit Guaranty Louisiana, on the one hand, and Tuscaloosa Bancshares, and its wholly-owned subsidiary, Tuscaloosa Commerce Bank ("Tuscaloosa Bank"), a Louisiana state bank, on the other hand, pursuant to which (a) Tuscaloosa Bancshares will merge into Deposit Guaranty Louisiana and Tuscaloosa Bank will merge into DGNB Louisiana, and (b) each outstanding share of Tuscaloosa Bancshares common stock will be converted into shares of Deposit Guaranty common stock in accordance with the terms of the Merger Agreement.

                       For                     Against                  Abstain
                       [ ]                       [ ]                      [ ]

Item 2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.


Date
    --------------------------------


Signature
         ---------------------------

Please mark, date and sign as your name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.